EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Fifth Street Senior Floating Rate Corp., a corporation incorporated under the laws of Delaware, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on this 22nd day of February, 2016.

IRONSIDES PARTNERS LLC

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: Managing Director

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P.

By:	Ironsides Partners Special Situations Fund GP LLC,
its General Partner

By:	RCK Holdings LLC,
its Sole Member

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: Managing Member

IRONSIDES P FUND L.P.

By:	Ironsides P Fund GP LLC,
its General Partner

By:	RCK Holdings LLC,
its Sole Member

By:	/s/ Robert C. Knapp
Name: Robert C. Knapp
Title: Managing Member

ROBERT C. KNAPP

/s/ Robert C. Knapp